EXHIBIT 32

CERTIFICATION

In connection with the annual report on Form 10-K of Heron Lake BioEnergy, LLC (the “Company”) for the fiscal year ended October 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 29, 2014
/s/ Steve Christensen
Steve Christensen
Chief Executive Officer
( Principal executive officer )

/s/ Stacie Schuler
Stacie Schuler
Chief Financial Officer
(Principal financial officer and principal accounting officer)